POWER OF ATTORNEY

STATE OF TEXAS	     )(

			    KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DALLAS  )(

THAT I, Robert S. Beall, an individual, hereby constitute and appoint M. Michael Owens as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for me and in my name, place, and stead, in any and all capacities, any and all forms required to be filed by me pursuant to Section
16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any and all amendments to such forms and to file the same with the United States
Securities and Exchange Commission. I further hereby ratify and confirm any and all actions, matters, and things that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

	EXECUTED this 23rd day of July, 2009
				/ s / Robert S. Beall

STATE OF TEXAS          )(
COUNTY OF DALLAS   )(

This instrument was acknowledged before me on the 23rd day of July, 2009 by Robert S. Beall.

				/ s / Nita Mitchell
				Notary Public
				State of Texas

				My Commission Expires:
				10/12/11